Exhibit 10.25

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of March 28, 2025, by and between Xtribe (BVI) Ltd., a British Virgin Islands business company registered with company number 2157137 (the “Issuer” or the “Company”) and the undersigned subscriber (the “Investor”), in connection with that certain Amended and Restated Business Combination Agreement (the “BCA”), by and among WinVest Acquisition Corp., a Delaware corporation (“WinVest” or “SPAC”), the Issuer, Xtribe P.L.C., a public limited company incorporated and registered in England and Wales with number 07878011 (“Xtribe PLC”), and WinVest (BVI) Ltd. (“WinVest BVI), a British Virgin Islands business company registered with company number 2157117, which provides for, among other things, a business combination between the SPAC and Xtribe PLC and certain of their subsidiaries and affiliates on the terms and subject to the conditions therein (the “Transaction”). In connection with the Transaction, the Investor is committing to purchase, contingent upon, and substantially concurrently with the closing of the Transaction, a convertible promissory note (the “Note”) substantially in the form of Exhibit A hereto in the aggregate principal amount of $9,000,000 (subject to adjustment as provided herein), which is convertible, in whole or in part, into ordinary shares of the Issuer, $0.0001 par value (the “Shares”), in a private placement for a purchase price of $1.00 (the “Purchase Price”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Issuer acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from the Issuer the Note on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that the Issuer reserves the right to accept or reject the Investor’s subscription for the Note for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer; the Issuer may do so in counterpart form.

2. Adjustment to Principal. As of the date hereof, the Maker and its affiliates and other parties to the Transaction have a total of $9,000,000 due and owing to the Investor for certain services rendered to them by the Investor (the “Payment Obligation”). The Note shall be issued in an initial aggregate principal amount equal to the Payment Obligation. Upon agreement of each of Maker and Payee, this initial aggregate principal amount may be adjusted for additional services rendered by the Investor to the Maker or its affiliates after the date hereof and may be reduced by any amount of the Payment Obligation that is paid to Investor at the closing of the Transaction either in immediately available funds or in a form mutually agreeable to both Investor and Maker.

3. Closing. The closing of the sale of the Note contemplated hereby (the “Closing”) is contingent upon the consummation of the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 4 below and (b) delivery of written notice from (or on behalf of) the Issuer to the Investor (the “Closing Notice”), that the Issuer reasonably expects all conditions to the Closing to be satisfied or waived, the Investor shall deliver to the Issuer on the closing date specified in the Closing Notice (the “Closing Date”), the Purchase Price by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Issuer in the Closing Notice. The Investor shall also deliver to the Issuer any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue the Note. As soon as practicable following, but not later than one (1) business day after the Closing Date, the Issuer shall issue the Note; provided, however, that the Issuer’s obligation to issue the Note to the Investor is contingent upon the Issuer having received the Purchase Price in full accordance with this Section 3. For purposes of this Subscription Agreement, “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York or the British Virgin Islands are authorized or required by law to close.

4. Closing Conditions.

(a) The obligation of the parties hereto to consummate the purchase and sale of the Note pursuant to this Subscription Agreement is subject to the satisfaction or valid waiver by the Issuer, on the one hand, and the Investor on the other hand, of the condition that all conditions precedent to the closing of the Transaction under the BCA shall have been satisfied (as determined by the parties to the BCA and other than those conditions under the BCA which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Note pursuant to this Subscription Agreement) or waived.

(b) The obligation of the Issuer to consummate the issuance and sale of the Note pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

(c) The obligation of the Investor to consummate the purchase of the Note pursuant to this Subscription Agreement shall be subject to the satisfaction or valid waiver by the Investor of the additional conditions that (i) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Issuer of each of the representations and warranties of the Issuer contained in this Subscription Agreement as of the Closing Date, (ii) all obligations, covenants and agreements of the Issuer required by the Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects and (iii) the Investor shall have delivered the Purchase Price to Issuer in compliance with the terms of this Subscription Agreement.

5. Further Assurances. At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

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6. Issuer Representations and Warranties. The Issuer represents and warrants to the Investor that:

(a) The Issuer is a British Virgin Islands business company registered with company number 2157137 duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement, the conversion of the Note in accordance with its terms and registration on the Issuer’s register of members, the Shares will be duly authorized and, when issued and delivered to the Investor upon conversion of the Note in accordance with its terms and registered on the Issuer’s register of members, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s memorandum and articles of association (as may be amended and/or restated from time to time) in effect on the Closing Date or under the laws of the British Virgin Islands.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale of the Note and, upon conversion thereof, the issuance of the Shares, and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject that would reasonably be expected to have a material adverse effect on the ability of the Issuer to timely comply in all material respects with the terms of this Subscription Agreement (an “Issuer Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Issuer; or ( iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

(e) The Issuer will cause the Note to be assumed by WinVest BVI, with adjustments, as necessary.

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7. Investor Representations and Warranties. The Investor represents and warrants to the Issuer that:

(a) The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 50l(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, and accordingly, understands that the offering meets the exemptions from filing under FINRA Rule 5l 23(b)(1)(C) or (J), (ii) is acquiring the Note only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Note as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Note with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor (i) is an “institutional account” as defined by FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities,(iii) exercised independent judgment in evaluating the Investor’s participation in the purchase of the Note, and (iv) understands that the offering meets (A) the exemptions from filing under FINRA Rule 5123(b)(l)(A) and (B) the institutional customer exemption under FINRA Rule 211 l(b). The information provided by the Investor on Schedule A is true and correct in all respects.

(b) The Investor acknowledges and agrees that the Note is being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Note and Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Note or Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Note or Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Note and Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Note or Shares and may be required to bear the financial risk of an investment in the Note or Shares for an indefinite period of time. The Investor acknowledges and agrees that the Note and Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to executing this Subscription Agreement and prior to making any offer, resale, transfer, pledge or disposition of the Note or any of the Shares.

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(c) The Investor acknowledges and agrees that the Investor is purchasing the Note directly from the Issuer. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in Section 6 of this Subscription Agreement.

(d) The Investor’s acquisition and holding of the Note or Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Note, including, with respect to the Issuer, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the respective filings of SPAC and the Issuer with the U.S. Securities and Exchange Commission (the “SEC”). The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full access to and opportunity to ask such questions, receive such answers and obtain such financial and other information and an opportunity to review such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Note.

(f) The Investor became aware of this offering of the Note solely by means of direct contact between the Investor and the Issuer, or a representative of the Issuer, and the Note was offered to the Investor solely by direct contact between the Investor and the Issuer, or a representative of the Issuer. The Investor did not become aware of this offering of the Note, nor was the Note offered to the Investor, by any other means. The Investor acknowledges that the Note (i) was not offered by any form of general solicitation or general advertising or, to its knowledge, general solicitation and (ii) is not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, , any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 6 of this Subscription Agreement.

(g) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Note and Shares, including those set forth in the Issuer’s and SPAC’s respective filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note and Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Note. The Investor is able to sustain a complete loss on its investment in the Note or Shares, has no need for liquidity with respect to its investment in the Note or Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Note or Shares.

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(h) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Note or Shares and determined that the Note and Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

(i) In making its decision to purchase the Note, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of SPAC, the Issuer, or any of the respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Issuer, the Company, the Transaction, the BCA, this Subscription Agreement or the transactions contemplated hereby or thereby, the Note or the offer and sale of the Note.

(j) The Investor acknowledges that (i) the SPAC and the Issuer currently may have, and later may come into possession of, information regarding the SPAC and the Issuer that is not known to the Investor and that may be material to a decision to enter into this transaction to purchase the Note (“Excluded Information”), (ii) the Investor has determined to enter into the this transaction to purchase the Note notwithstanding its lack of knowledge of the Excluded Information, and (iii) neither the SPAC nor the Issuer shall have liability to the Investor, and the Investor hereby to the extent permitted by law waives and releases any claims it may have against the SPAC or the Issuer, with respect to the nondisclosure of the Excluded Information.

(k) The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(l) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Note or Shares or made any findings or determination as to the fairness of this investment.

(m) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(n) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

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(o) The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Note were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(p) The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acting for the purpose of acquiring, holding or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(l) under the Exchange Act).

(q) No foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in the Issuer as a result of the purchase of the Note by the Investor hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over the Issuer from and after the Closing as a result of the purchase of the Note by the Investor hereunder.

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(r) The Investor has or has commitments to have and, when required to deliver payment to the Issuer pursuant to Section 3 above, will have, sufficient funds to pay the Purchase Price and consummate the purchase and sale of the Note pursuant to this Subscription Agreement.

(s) The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a- 1 under the Exchange Act or end of day short sale positions with respect to the securities of SPAC.

(t) No broker, finder or other financial consultant is acting on the Investor’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of the Issuer or SPAC for the payment of any fees, costs, expenses or commissions.

8. Indemnification

(a) Indemnification

(i) The Issuer agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of the Investor expressly for use therein.

(ii) The Investor agrees to indemnify and hold harmless the Issuer, its directors and officers and agents and each person who controls the Issuer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares issued upon conversion of the Note purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

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(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel it elects in its sole discretion. If such defense is assumed, the indemnifying party will not be liable to the indemnified party for any legal or other expenses incurred by the indemnified party and shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares issued upon conversion of the Note purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8 by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

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9. Additional Investor Agreement. The Investor agrees that, from the date of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however, described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, physically or synthetically, of any securities of SPAC prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of SPAC, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided that the provisions of this Section 9 shall not apply to long sales (including sales of securities held by the Investor prior to the date of this Subscription Agreement and securities purchased by the Investor in the open market after the date of this Subscription Agreement) other than those effectuated through derivatives transactions and similar instruments.

10. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto, the SPAC and the Company to terminate this Subscription Agreement, and (c) 30 days after the Outside Date (as defined in the BCA as in effect on the date hereof), if the Closing has not occurred by such date other than as a result of a breach of the Investor’s obligations hereunder (the termination events described in clauses (a)-(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall notify the Investor in writing of the termination of the BCA promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to the Issuer in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to the Investor.

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11. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in SPAC’s prospectus relating to its initial public offering dated September 14, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 11 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of shares of SPAC currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares of SPAC, except to the extent that the Investor has otherwise agreed with SPAC to not exercise such redemption right.

12. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Note acquired hereunder or the Shares issuable upon conversion thereof, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by a controlled affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC and the Issuer and (ii) the Investor’s rights under Section 9 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 12(a) shall relieve the Investor of its obligations hereunder.

(b) The Issuer may request from the Investor such additional information as the Issuer may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, the Issuer agrees to keep any such information provided by Investor confidential except (i) as necessary to include in any registration statement the Issuer is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed or the Issuer’s securities will be listed for trading. The Investor acknowledges and agrees that if it does not provide the Issuer with such requested information, the Issuer may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that SPAC and/or the Issuer may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of SPAC and/or the Issuer.

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(c) The Investor acknowledges that SPAC, the Issuer, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify SPAC and the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC and the Issuer if they are no longer accurate in any respect). The Investor acknowledges and agrees that the purchase by the Investor of the Note from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d) Each of the Issuer and the Investor acknowledges and agrees that each representation, warranty, covenant and agreement of the Issuer and the Investor hereunder is being made also for the benefit of the Company after the Closing.

(e) SPAC and the Issuer are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 10 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by the Issuer of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company and the SPAC (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8, Section 10, Section 12(c), Section 12(d), Section 12(e), Section 12(g), this Section 12(h), Section 13 and Section 12(i), with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, each of the Company and the SPAC is an intended third party beneficiary of each of the provisions of this Subscription Agreement and may rely on such provisions.

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(i) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that each of the Company and the SPAC shall be entitled to specifically enforce the Investor’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement of which each of the Company and the SPAC is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(m) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

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(n) Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the state or federal courts located in the State of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 12(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 12(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(o) Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, if to the Investor, to Chardan Capital Markets, LLC, One Pennsylvania Plaza, Suite 4800, New York, NY 10119, Attention: Guy Barudin, gbarudin@chardan.com, and if to the Issuer, to [ ], and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC and the Issuer.

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13. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Issuer expressly contained in Section 6 of this Subscription Agreement in making its investment or decision to invest in the Issuer. The Investor acknowledges and agrees that no other party to the BCA or any Non-Party Affiliate (as defined below) (other than the Issuer and SPAC with respect to the previous sentence), shall have any liability (including in contract, tort, under federal or state securities laws or otherwise) to the Investor pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Note or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, the Issuer, or any Non-Party Affiliate concerning SPAC, the Issuer, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, the Issuer, or any family member of the foregoing.

14. Disclosure. Issuer shall have SPAC, by 5:30 p.m., New York City time, on the fourth (4th) business day immediately following the issuance of the Note, file with the SEC a Current Report on Form 8-K (the “Note 8-K”) disclosing all material terms of the Note. Prior to the filing thereof, SPAC shall afford the Investor and its counsel reasonable opportunity to review and provide Investor’s comments on such the Note 8-K, and Issuer shall use its commercially reasonable efforts to reflect such comments in the Note 8-K.

SIGNATURE PAGES FOLLOW

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:

CHARDAN CAPITAL MARKETS LLC

By:	/s/
Name:
Title:

IN WITNESS WHEREOF, the Issuer has accepted this Subscription Agreement as of the date first written above.

XTRIBE (BVI) LTD.,

By:	/s/Stojan Dragovich
Name:	Stojan Dragovich
Title:	President

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐	We are an “accredited investor” (within the meaning of Rule 50l(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 50l(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

Rule 50l(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 50l(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

☐	Any entity in which all of the equity owners are “accredited investors” under Rule 501(a) under the Securities Act meeting one or more of the above tests.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

XTRIBE (BVI) LTD

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $9,000,000	Dated as of [ ] (the “Closing”)

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Xtribe (BVI) Ltd., a British Virgin Islands business company registered with company number 2157137 (the “Maker”), promises to pay to the order of Chardan Capital Markets, LLC (the “Payee”), in lawful money of the United States of America, the principal amount of nine million dollars ($9,000,000), together with accrued and unpaid interest thereon at the rate set forth in Section 2 below, on the terms and subject to the conditions set forth in this Note. Except for any payments on this Note which shall or may be made through the issuance of Shares (as defined below) or additional promissory notes, all payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

This Note was issued pursuant to that certain Subscription Agreement, dated as of [___________], by and between the Maker and the Payee (the “Subscription Agreement”). In the event of a conflict between the terms of this Note and the terms of the Subscription Agreement, the terms of this Note shall prevail. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Subscription Agreement.

1. Principal. The principal amount of this Note (“Principal”), and shall be due and payable on the 90th calendar day after the Closing (the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below) and subject to the earlier Termination of this Note pursuant to Section 5 hereof. Notwithstanding anything in this Note to the contrary, any and all amounts due pursuant to this Section 1 and Section 2 hereof following an Event of Default shall be payable by check or wire transfer of immediately available funds.

Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. Interest shall accrue at the fixed rate of ten percent (10%) per annum, on the unpaid amount of this Note from and after the Closing and shall be due and payable on the Maturity Date.

3. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

a. Failure to Make Required Payments. Failure by the Maker to pay interest or Principal due pursuant to this Note within ten (10) business days after the dates specified above.

b. Voluntary Bankruptcy , Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

c. Involuntary Bankruptcy , Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

d. Failure to deliver Shares in accordance with Section 4 of this Note.

4. Conversion

a. Conversion Right. At any time or times on or after the Closing, the Payee shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable Shares in accordance with this Section, at the Conversion Rate (as defined below). The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Shares upon conversion of any Conversion Amount.

b. Conversion Rate. The number of Shares issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

i) “Remaining Principal” means the sum of (A) the Principal at Closing less (B) Cumulative Proceeds (defined below).

ii) “Conversion Amount” means the sum of (A) the Remaining Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made plus (B) accrued and unpaid Interest with respect to such Remaining Principal of this Note, plus (C) any other unpaid amounts, if any.

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iii) “Conversion Price” means the lesser of (A) $4.00 and (B) fifteen (15) multiplied by the Volume Weighted Average Price (defined below) on the Trading Day that is five (5) days prior to Closing.

For purposes of this Note, the following capitalized terms have the following meanings:

“Right” means a right entitling the holder thereof to receive one-fifteenth (1/15) of one share of SPAC common stock upon the consummation of an initial business combination.

“Trading Day” means a day on which trading in Shares occurs on New York Stock Exchange, NASDAQ or other national securities exchanges.

“Volume Weighted Average Price” means, for any Trading Day, the per Right volume weighted average price of a Right as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Right on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by Maker). The Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the primary trading session. The Volume Weighted Average Price shall be adjusted to reflect appropriately the effect of any share split, share subdivision, split-up, reverse share split, share consolidation, share subdivision, share dividend or distribution (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Shares occurring during the applicable measurement period.

“Conversion Shares” means the Shares to be issued to Payee pursuant to a Conversion Notice.

“Cumulative Proceeds” means the cumulative proceeds from public and private sales by Payee of Conversion Shares.

c. Conversion Mechanics. At Closing or at any time or times thereafter during the Term, Payee may notify Maker of its election to convert all or a portion of the Remaining Principal into Shares by delivering to Maker (the date of such delivery a “Conversion Notice Date”) a notice (a “Conversion Notice”) which notice shall set forth the portion of the Remaining Principal that Payee elects to convert into Shares. No later than the close of business on the day that is two (2) days after the Conversion Notice Date Maker shall issue and deliver the Conversion Shares to the account designated by the Payee in the Conversion.

d. Remaining Principal Tracking and Adjustment. All accrued and unpaid principal of this Note that is not then converted into Shares, shall continue to remain outstanding and to be subject to the terms and conditions of this Note. On the first business day of each month, Payee will calculate and report to Maker the Cumulative Proceeds and provide to Maker any calculations and supporting documents with respect to Cumulative Proceeds as Maker shall reasonable request. Payee shall report to Maker the balance of Remaining Principal until the Term concludes in accordance with Section 5 below.

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e. Fractional Shares; Effect of Conversion. No fractional Shares shall be issued upon conversion of this Note. In lieu of any fractional Shares to the Payee upon conversion of this Note, the Maker shall pay to the Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section, this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

f. Initial Shares Issuable, Adjustment: The initial number of Conversion Shares issuable under this Note is equal to the Principal Amount on the date of this Note (the “Initial Principal Amount”) divided by the Conversion Price. Without limiting the other provisions of this Note, if at any time during the period between the date of this Note and the Maturity Date, any change in the outstanding securities of the Maker, shall occur, including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, then the Conversion Price shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Maker to take any action with respect to its securities that is prohibited by the terms of the Subscription Agreement.

g. Trading Volume Limitations: In no event shall the Payee sell, on any one day (a “Sale Date”), Conversion Shares in an amount greater than 50% of the average volume Shares of the prior five (5) Trading Days if the closing price of the Shares on the day immediately preceding such Sale Date was less than $10.00 per share.

h. Excess Proceeds Remittance: Beginning on the Trading Day that Cumulative Proceeds equal or exceed the Initial Principal Amount, Payee shall notify the Maker of such fact, and provide to Maker any relevant calculations and supporting documents as Maker shall reasonable request and this Note shall be deemed to be satisfied and of no further force or effect.

i. Blocker, Limitation on Conversion Shares: In no event will Payee request that Shares be delivered pursuant to a Conversion Notice, and Maker will not require Payee to accept, a quantity of Shares that, in either case, would result in Payee holding more than 4.9% of outstanding Shares.

5. Term and Termination, Repayment, Redemption

a. The Maker may, at its sole option, at any time following the Closing and prior to the Maturity Date, redeem the Note (a “Redemption”), in full, but not in part, on a redemption date set forth in notice of such redemption (such date, the “Redemption Date”), which Redemption Date shall be at no less than seven (7) days after notice of such Redemption (the “Redemption Notice”) is delivered by the Marker to the Payee in accordance with Section 9 below, at a redemption price equal to 100% of the Remaining Principal as of the Redemption Date.

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b. The Notes conversion feature will be exercisable by Payee beginning at Closing and will terminate on the earliest to occur of:

i) The first Trading Day that occurs 90 days after the Closing;

ii) The delivery of the maximum number of Conversion Shares issuable under the Note;

iii) Three (3) Trading Days after the date that Cumulative Proceeds exceeds the Principal; and

iv) Payment in cash of any Remaining Principal.

c. Nothing in this Section 5 shall prohibit the Payee from exercising its option to convert the Note pursuant to Section 4 after delivery of such Redemption Notice and prior to the Redemption Date.

6. Remedies

a. Upon the occurrence of an Event of Default specified in Section 3(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be immediately due and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

b. Upon the occurrence of an Event of Default specified in Sections 3(b), 3(c) or 3(d) the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically become immediately due and payable, in all cases without any action on the part of the Payee.

7. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

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9. Notices. All notices, statements or other documents that are required or contemplated by this Note shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally or by facsimile or electronic transmission; one (1) business day after delivery to an overnight courier service; or five (5) days after mailing if sent by first class registered or certified mail.

10. Construction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Transferability and Assignability. This Note and all rights hereunder are transferable, in whole or in part, by surrendering such Note to the Maker duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new Payee, together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new Payee therefor. Upon such transfer and, if required, any payments, the Maker shall execute and deliver a new Note in the name of the transferee, as applicable, and in the denomination or denominations as specified, and if applicable shall issue to the transferer a new Note evidencing the portion of this Note not so transferred, and this Note shall promptly be cancelled. In lieu of the foregoing procedures, Payee may assign this Note to a new party by sending written notice to the Maker of such assignment specifying the new Payee; in such case, the Maker shall promptly acknowledge such assignment in writing to both the old and new Payee.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Successors and Assigns. The rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

XTRIBE (BVI) LTD.

By:
Name:
Title:

Acknowledged and agreed as of the date first above written.

CHARDAN CAPITAL MARKETS LLC

By:	/s/ George Kaufman
Name:	George Kaufman
Title:	Partner, Head of Investment Banking